SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CABLEVISION SYS CORP

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 9/03/96            2,000-           41.5424
               THE GABELLI INTERACTIVE COUCH POTATO FUND
                                 9/03/96            2,000-           42.2375
          GAMCO INVESTORS, INC.
                                 9/04/96            1,000-           41.5000
                                 9/04/96            5,000-           42.0175
                                 9/04/96              300-           42.1250
                                 9/04/96           27,000            41.4078
                                 9/04/96            1,000            41.5000
                                 9/04/96           25,800-           41.3803
                                 9/04/96            1,500            42.0833
                                 9/03/96            1,000            41.5000
                                 9/03/96           25,800            41.3803
                                 9/03/96            2,900            41.7888
                                 9/03/96            1,000            41.3750
                                 9/03/96            2,000            41.8750





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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